Exhibit 10.93

MOMENTIVE PERFORMANCE MATERIALS HOLDINGS LLC
2011 EQUITY INCENTIVE PLAN
(Amended and Restated as of March 4, 2013)
ARTICLE I

PURPOSE OF THE PLAN

The purpose of this MOMENTIVE PERFORMANCE MATERIALS HOLDINGS LLC 2011 EQUITY INCENTIVE PLAN (the “Plan”) is (i) to further the growth and success of Momentive Performance Materials Holdings LLC a Delaware limited liability company (the “Company”), and its Subsidiaries (as hereinafter defined) by enabling directors and employees of the Company or any of its Subsidiaries to acquire Common Units (as hereinafter defined), thereby increasing their personal interest in such growth and success, and (ii) to provide a means of rewarding outstanding performance by such persons to the Company and/or its Subsidiaries. Awards granted under the Plan (the “Awards”) shall be nonqualified unit options (referred to herein as “Options”), rights to purchase Common Units, restricted Common Units (referred to herein as “Restricted Units”), restricted deferred Common Units (referred to herein as “Restricted Deferred Units”) and other awards settleable in, or based upon, Common Units (“Other Unit-Based Awards”).
ARTICLE II

DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

“Adoption Agreement” means an agreement between the Company and a holder of Units, pursuant to which such holder agrees to become a party to the Management Investor Rights Agreement, in the form attached as Exhibit A thereto.
“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person and/or one or more Affiliates thereof. As used in this definition and in the definition “Change in Control”, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies (whether through the ownership of securities or any partnership or other ownership interests, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies of Apollo Management IV, V or VI or any of their respective Affiliates, other than the Company and its Subsidiaries.
“Award” has the meaning set forth in Article I hereof.
“Award Agreement” means any writing setting forth the terms of an Award that has been duly authorized and approved by the Board or the Committee.
“Board” means the Board of Managers of the Company.
“Cause” means, with respect to a Termination of Relationship: (i) if such Participant is at the time of a Termination of Relationship a party to an Award Agreement which was entered into under this Plan and defines such term, the meaning given in the Award Agreement; (ii) otherwise if such Participant is at the time of a Termination of Relationship a party to an employment or similar agreement with the Company or any of its Subsidiaries which defines such term, the meaning given in such agreement; and (iii) in all other cases, a Termination of Relationship by the Company or any of its Subsidiaries based on such Participant's (A) commission of a crime of moral turpitude or a felony that involves financial misconduct or moral turpitude or has resulted, or reasonably could be expected to result, in any adverse publicity regarding the Participant or the Company or any of its Subsidiaries or economic injury to the Company or any of its Subsidiaries, (B) dishonesty or willful commission or omission of any action that has resulted, or reasonably could be expected to result, in any adverse publicity regarding the Participant or the Company or any of its subsidiaries or has caused, or reasonably could be expected to cause, demonstrable and serious economic injury to the Company or any of its subsidiaries or (C) material breach of the terms of this Plan or any other agreement entered into between the Participant and the Company or any of its Subsidiaries or Affiliates after notice and a reasonable opportunity to cure (if such breach can be cured). For purposes hereof, no act or omission shall be considered willful unless committed in bad faith or without a reasonable belief that the act or omission was in the best interests of the Company or any of its Affiliates.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan.
“Common Units” means the common units of the Company.
“Common Unit Value” means (i) if the Common Units (or common share equivalents) are not then registered pursuant to an effective Registration Statement filed in connection with a Qualified Public Offering, the Fair Market Value of a Common Unit or (ii) if the Common Units (or common share equivalents) are then registered pursuant to an effective Registration Statement filed in connection with a Qualified Public Offering, the average closing price (at the end of regular trading) of the thirty trading days prior to the relevant date as listed on any national securities exchange or any national market system (including, but not limited to, the NASDAQ Global Market Reporting System).
“Complete Change in Control” (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than the Sponsor, a Sponsor-controlled entity, or an Affiliate of the Company immediately prior to such acquisition) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 100%, indirectly or directly, of the voting power of the Company (other than any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries) or (ii) consummation of an amalgamation, a merger, consolidation, recapitalization or similar business combination transaction of the Company or any direct or indirect subsidiary thereof with any other entity (other than the Sponsor, a Sponsor-controlled entity, or an Affiliate of the Company immediately prior to such transaction) or a sale or other disposition of all or substantially all of the assets of the Company to any other person or entity (other than the Sponsor, a Sponsor-controlled entity, or an Affiliate of the Company immediately prior to such transaction), following which the voting securities of the Company that are outstanding immediately prior to such transaction cease to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or the person or entity that owns substantially all of the Company's assets either directly or through one or more subsidiaries) or any parent or other affiliate thereof) 100% of the combined voting power of the securities of the Company or, if the Company is not the surviving entity, such surviving entity (or the person or entity that owns substantially all of the Company's assets either directly or through one or more subsidiaries) or any parent or other Affiliate thereof, outstanding immediately after such transaction.
“Company” has the meaning set forth in Article I hereof.
“Corporate Transaction” has the meaning set forth in Section 10.1 hereof.
“Disability” means, with respect to each Participant, unless otherwise set forth in an Award Agreement, such Participant's inability to perform the duties and obligations required by the Participant's employment with or services to the Company or its Subsidiaries by reason of any medically determined physical or mental impairment, as determined in accordance with the provisions of long term disability coverage under a Company-sponsored medical insurance plan; provided, however, that if the Participant has not elected long term disability coverage under a Company-sponsored medical insurance plan, then “Disability” shall mean, with respect to such Participant, any medically determined physical or mental impairment (as determined by a physician selected by the Company or its insurers and acceptable to the Participant or the Participant's legal representative (such agreement as to acceptability not to be withheld unreasonably)) that prevents the Participant from performing the duties and obligations required by the Participant's employment with or services to the Company for more than 180 consecutive days.
“Effective Date” means the date the Plan is adopted by the Board.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means the closing price of a Common Unit on any national securities exchange or any national market system (including, but not limited to, the NASDAQ Global Market Reporting System) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Units are so reported. If the Common Units are not then listed on any national securities exchange but is traded over the counter at the time determination of its Fair Market Value is required to be made, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Units on the most recent date on which Common Units were publicly traded. If the

Common Units are not publicly traded at the time a determination of its Fair Market Value is made, the Board shall reasonably determine its Fair Market Value in good faith as it deems appropriate (such determination will be made in the manner that satisfies Section 409A of the Code and in good-faith as required by Section 422(c)(1) of the Code, and may be based on the advice of an independent investment banker or appraiser recognized to be an expert in making such valuations).
“Good Reason” means with respect to a Termination of Relationship: (i) if such Participant is at the time of a Termination of Relationship a party to an Award Agreement which was entered into under this Plan and defines such term, the meaning given in the Award Agreement; (ii) otherwise if such Participant is at the time of a Termination of Relationship a party to an employment, or similar agreement with the Company or any of its Subsidiaries which defines such term, the meaning given in such agreement or (iii) in all other cases, the voluntary resignation after any of the following actions are taken by the Company or any of its Subsidiaries without the Participant's consent: (A) a significant diminution in the responsibilities or authority of the Participant other than an insubstantial and inadvertent diminution that is remedied by the Company promptly after receipt of written notice thereof sent by the Participant; (B) a significant diminution in the annual base salary and bonus to be paid to the Participant as in effect on the date of an Award (but not including any diminution related to a broader compensation reduction that is not limited to any particular employee or executive), or (C) relocation of the Participant's primary work place, as assigned to him by the Company, beyond a fifty (50) mile radius of the employee's current location; provided, however, that none of the events described in the foregoing clauses (A), (B), or (C) shall constitute Good Reason unless the Participant shall have notified the Company in writing describing the events which constitute Good Reason and then only if the Company shall have failed to cure such events within thirty (30) days after the Company's receipt of such written notice, and provided, further, that in all events the termination of the Executive's employment with the Company shall not constitute Good Reason unless the resulting termination occurs not more than one hundred and twenty (120) days following the initial existence of the condition claimed to constitute grounds for Good Reason.
“Management Investor Rights Agreement” means the Management Investor Rights Agreement, by and among the Company and certain of its securityholders, dated as of February 23, 2011, as it is amended, supplemented, restated or otherwise modified from time to time.
“Notice” has the meaning set forth in Section 5.7 hereof.
“Option” has the meaning set forth in Article I hereof.
“Option Price” has the meaning set forth in Section 5.4 hereof.
“Option Units” has the meaning set forth in Section 5.7(b) hereof.
“Participant” has the meaning set forth in Article IV hereof.
“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
“Plan” has the meaning set forth in Article I hereof.
“Purchase Price” has the meaning set forth in Section 6.2 hereof.
“Qualified Public Offering” means an underwritten public offering of Common Units (or common share equivalents) by the Company pursuant to an effective Registration Statement filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act, pursuant to which at least 10% of the Common Units (or common share equivalents) are traded on a national securities exchange, other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, (ii) a registration incidental to an issuance of securities under Rule 144A, (iii) a registration on Form S-4 or any successor form, or (iv) a registration on Form S-8 or any successor form.
“Realization Event” means the (i) consummation of an amalgamation, a merger, consolidation, recapitalization or similar business combination transaction of the Company or any direct or indirect subsidiary thereof with any other entity (other than the Sponsor, a Sponsor-controlled entity, or an Affiliate of the Company immediately prior to such transaction), (ii) a sale or other disposition of all or substantially all of the assets of the Company to any other person or entity (other than the Sponsor, a Sponsor-controlled entity, or an Affiliate of the Company immediately prior to such transaction), or (iii) a Qualified Public Offering or other sale of equity securities of the Company, following which, in each case, the Sponsor (including a

Sponsor-controlled entity, or an Affiliate of the Company) no longer owns 50% or more of the combined voting power of the securities of the Company or, if the Company is not the surviving entity, such surviving entity (or the person or entity that owns substantially all of the Company's assets either directly or through one or more subsidiaries) or any parent or other Affiliate thereof, outstanding immediately after such transaction.
“Registration Statement” means a registration statement filed by the Company with the U.S. Securities and Exchange Commission.
“Reserved Units” means, at any time, an aggregate of 20,800,000 Common Units, as the same may be adjusted at or prior to such time in accordance with Section 10.1.
“Restricted Units” means an Award granted to a Participant pursuant to Article VII hereof.
“Restricted Deferred Unit” means an Award granted to a Participant pursuant to Article VIII hereof.
“Securities Act” means the Securities Act of 1933, as amended.
“Sponsor” means, collectively, Apollo Management IV, L.P., Apollo Management V, L.P., Apollo Management VI, L.P., and their Affiliates.
“Subsidiary” means any corporation or other entity of which the Company owns securities or interests having a majority, directly or indirectly, of the ordinary voting power in electing the board of directors, managers, general partners or similar governing Persons thereof.
“Termination Date” means the tenth anniversary of the Effective Date.
“Termination of Relationship” means (i) if the Participant is an employee of the Company or any Subsidiary, the termination of the Participant's employment with the Company and its Subsidiaries for any reason; or (ii) if the Participant is a director of the Company or any Subsidiary, the termination of the Participant's service as a director of the Company or such Subsidiary for any reason; including, in the case of clauses (i) or (ii) as a result of such Subsidiary no longer being a Subsidiary of the Company because of a sale, divestiture or other disposition of such Subsidiary by the Company (whether such disposition is effected by the Company or another subsidiary thereof). Notwithstanding the foregoing, a Termination of Relationship shall not be deemed to have occurred if a Participant remains an employee, consultant or director of the Company or any Subsidiary.
“Unit Award” means an Award of the right to purchase Common Units under Article VI of the Plan.
“Units” means any and all shares of, interests and participations in, and other equivalents (however designated) of units of the Company, including without limitation all Common Units.
“Vested Options” means Options that have vested in accordance with the applicable Award Agreement.
ARTICLE III

ADMINISTRATION OF THE PLAN; COMMON UNITS SUBJECT TO THE PLAN

3.1    Committee.
The Plan shall be administered by the Board or the Committee. The term “Committee” shall, for all purposes of the Plan, be deemed to refer to the Board if the Board is administering the Plan.
3.2    Procedures.
The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan. The entire Committee shall constitute a quorum and the actions of the entire Committee present at a meeting, or actions approved in writing by the entire Committee, shall be the actions of the Committee.

3.3    Interpretation; Powers of Committee.
Except as may otherwise be expressly reserved to the Board as provided herein, and with respect to any Award, except as may otherwise be provided in the Award Agreement evidencing such Award or an employment agreement between the Participant and Company, the Committee shall have all powers with respect to the administration of the Plan, including the authority to:
(a)determine eligibility and the particular persons who will receive Awards;
(b)grant Awards to eligible persons, determine the price and number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of Awards consistent with the express limits of the Plan, establish the installments (if any) in which such Awards will become exercisable or will vest and the respective consequences thereof (or determine that no delayed exercisability or vesting is required), and establish the events of termination or reversion of such Awards;
(c)approve the forms of Award Agreements, which need not be identical either as to type of Award or among Participants;
(d)construe and interpret the provisions of the Plan and any Award Agreement or other agreement defining the rights and obligations of the Company and Participants under the Plan, make factual determinations with respect to the administration of the Plan, further define the terms used in the Plan, and prescribe, amend and rescind rules and regulations relating to the administration of the Plan;
(e)cancel, modify, or waive the Company's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Participants, subject to any required consent under Article XIII;
(f)accelerate or extend the exercisability or extend the term of any or all outstanding Awards, subject to any consent required under Article XIII; and
(g)make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.
All decisions of the Board or the Committee, as the case may be, shall be reasonable and made in good faith and shall be conclusive and binding on all Participants in the Plan.
3.4    Compliance with Code Section 162(m).
In the event the Company becomes a “publicly-held corporation” as defined in Code §162(m)(2), the Company may establish a committee of outside directors meeting the requirements of Code §162(m)(2) to (i) approve Awards that might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes by the Company pursuant to Code §162(m); and (ii) administer the Plan. In such event, the powers reserved to the Committee in the Plan shall be exercised by such compensation committee. In addition, Awards under the Plan may be granted upon satisfaction of the conditions to such grants provided pursuant to Code §162(m) and any Treasury Regulations promulgated thereunder.
3.5    Number of Common Units.
Subject to the provisions of Article X (relating to adjustments upon changes in capital structure and other corporate transactions), the aggregate number of Common Units with respect to which Awards may be granted under the Plan shall not exceed the Reserved Units. Common Units that are subject to or underlie Options granted under the Plan that expire or for any reason are canceled or terminated without having been exercised (or Common Units subject to or underlying the unexercised portion of any Options, in the case of Options that were partially exercised at the time of their expiration, cancellation or termination), as well as Common Units that are subject to Unit Awards made under the Plan that are not actually purchased pursuant to such Unit Awards and Common Units that are subject to Restricted Unit Awards or Restricted Performance Unit Awards that are forfeited, will again, except to the extent prohibited by law or applicable listing or regulatory requirements, be available for subsequent Award grants under the Plan.

3.6    Reservation of Common Units.
The number of Common Units reserved for issuance with respect to Awards granted under the Plan shall at no time be less than the maximum number of Common Units which may be issued or delivered at any time pursuant to outstanding Awards.

ARTICLE IV

ELIGIBILITY

Awards may be granted under the Plan only to persons who are employees or directors of the Company or any of its Subsidiaries on the date of the grant. Each such person to whom an Award is granted under the Plan is referred to herein as a “Participant.”
ARTICLE V

UNIT OPTIONS

5.1    General.
Options may be granted under the Plan at any time and from time to time on or prior to the Termination Date. No Option granted under the Plan shall be an “incentive stock option” within the meaning of Section 422 of the Code. Each Option shall be evidenced by an Award Agreement incorporating the terms and provisions of the Plan that shall be executed by the Company and the Participant. The Award Agreement shall specify the number of Common Units for which such Option shall be exercisable, the Option Price (as defined in Section 5.4 below) for such Common Units and the other terms and conditions of the Option.
5.2    Vesting.
The Committee, in its sole discretion, shall determine and set forth such determination in the Award Agreement whether and to what extent any Options are subject to vesting based upon the Participant's continued service to, or the Participant's performance of duties for, the Company and its Subsidiaries, or upon any other basis.
5.3    Date of Grant.
Except as may be otherwise provided in an Award Agreement, the date of grant of an Option under this Plan shall be the date as of which the Committee approves the grant.
5.4    Option Price.
The Option Price shall be determined by the Committee and set forth in the Award Agreement. In no event, however, may the Committee determine an Option Price that is less than the Fair Market Value of the Share on the date of grant.
5.5    Automatic Termination of Options.
Each Option granted under the Plan, to the extent not previously exercised, shall automatically terminate and shall become null and void and be of no further force or effect upon such date or dates as are set forth in the applicable Award Agreement, consistent with the terms of the Plan.
5.6    Payment of Option Price.
The aggregate Option Price shall be paid in cash (by wire transfer of immediately available funds to a bank account of the Company designated by the Committee or by delivery of a personal or certified check payable to the Company); provided that the Committee may, in its sole discretion, specify one or more of the following other forms of payment which may be used by a Participant (but only to the extent permitted by applicable law) upon exercise of his Option:

(a)by surrender of Common Units (by delivery of such units or by attestation) with a Fair Market Value equal to the Option Price which were obtained by the Participant in the public market (but, subject in any case, to the applicable limitations of Rule 16b-3 under the Exchange Act);
(b)to the extent permitted by applicable law, if the Common Units is a class of securities then listed or admitted to trading on any national securities exchange or traded on any national market system (including, but not limited to, the NASDAQ Global Market Reporting System), in compliance with any cashless exercise program authorized by the Board or the Committee for use in connection with the Plan at the time of such exercise (but, subject in any case, to the applicable limitations of Rule 16b-3 under the Exchange Act); or
(c)a combination of the methods set forth in this Section 5.6.
5.7    Notice of Exercise.
A Participant (or other person, as provided in Section 11.2) may exercise an Option (for the Common Units represented thereby) granted under the Plan in whole or in part (but for the purchase of a whole number of Common Units only), as provided in the Award Agreement evidencing his Option, by delivering a written notice (the “Notice”) to the Secretary of the Company. The Notice shall state:
(a)that the Participant elects to exercise the Option;
(b)the number of Common Units with respect to which the Option is being exercised (the “Option Units”);
(c)the method of payment for the Option Units (which method must be available to the Participant under the terms of his Award Agreement);
(d)the date upon which the Participant desires to consummate the purchase of the Option Units (which date must be prior to the termination of such Option); and
(e)any additional provisions consistent with the Plan as the Committee may from time to time require.
The exercise date of an Option shall be the date on which the Company receives the Notice from the Participant, or if the Company does not receive effective payment of the applicable Option Price within 10 days of the Company's receipt of the Notice, the date such payment is received. Such Notice shall also contain, to the extent such Participant is not then a party to the Management Investor Rights Agreement (and the Management Investor Rights Agreement has not been terminated prior to such date), an Adoption Agreement, in form and substance satisfactory to the Board pursuant to which the Participant agrees to become a party to the Management Investor Rights Agreement.
5.8    Issuance of Evidence of Common Unit Ownership.
The Company shall provide written evidence of ownership of Common Units in the name of the Participant (or other person exercising the applicable Option in accordance with the provisions of Section 11.2), representing the Common Units purchased upon exercise of the Option as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such Common Units; provided that the Company, in its sole discretion, may elect to not issue any fractional Common Units upon the exercise of an Option (determining the fractional Common Units after aggregating all Common Units issuable to a single holder as a result of an exercise of an Option for more than one Common Unit) and, in lieu of issuing such fractional Common Units, shall pay the Participant the Fair Market Value thereof as determined by the Board in good faith. Neither the Participant nor any person exercising an Option in accordance with the provisions of Section 11.2 shall have any privileges as a unitholder of the Company with respect to any Common Units issuable upon exercise of an Option granted under the Plan until the date of written evidence of ownership representing such Common Units pursuant to this Section 5.8.

ARTICLE VI

UNIT AWARDS

6.1    General.
Unit Awards may be granted under the Plan at any time and from time to time on or prior to the Termination Date. Each Unit Award shall be evidenced by an Award Agreement that shall be executed by the Company and the Participant. The Award Agreement shall specify the terms and conditions of the Unit Award, including without limitation the number of Common Units covered by the Unit Award, the Purchase Price (as defined in Section 6.2 below), if any, for such Common Units and the deadline for the purchase of such Common Units.
6.2    Purchase Price; Payment.
The price (the “Purchase Price”), if any, at which each Common Unit covered by the Unit Award may be purchased upon exercise of a Unit Award shall be determined by the Committee and set forth in the applicable Award Agreement. The Company will not be obligated to issue a writing evidencing Common Units purchased under this Article VI unless and until it receives full payment of the aggregate Purchase Price therefor and all other conditions to the purchase, as reasonably determined by the Committee, have been satisfied. The Purchase Price of any Common Units subject to a Unit Award must be paid in full at the time of the purchase.

ARTICLE VII

RESTRICTED UNITS

7.1    General.
Restricted Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the employees, or directors to whom and the time or times at which grants of Restricted Units will be awarded, the number of Common Units to be awarded to any Participant, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7.3.
The Committee may, prior to grant, condition the vesting of Restricted Units upon continued service of the Participant, or the Participant's performance of duties for, the Company and its Subsidiaries, or upon any other basis. The provisions of Restricted Unit Awards need not be the same with respect to each recipient.
7.2    Awards and Evidence of Ownership.
Common Units that are Restricted Units shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more written notices. Any writing issued in respect of Units of Restricted Units shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The sale or other transfer of the Common Units represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the MOMENTIVE PERFORMANCE MATERIALS HOLDINGS LLC 2011 Equity Plan, and in an Award Agreement. A copy of the Plan and such Award Agreement may be obtained from MOMENTIVE PERFORMANCE MATERIALS HOLDINGS LLC.”
The Committee may require that the writing evidencing such Common Units be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Units, the Participant shall have delivered a unit power, endorsed in blank, relating to the Common Units covered by such Award.

7.3    Terms and Conditions. Restricted Units shall be subject to the following terms and conditions:
(a)Subject to the provisions of the Plan and the Award Agreement referred to in Section 7.3(d), during the restricted period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Units. Within these limits, the Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service.

(b)Except as provided in this paragraph (b) and paragraph (a), above, and the Award Agreement, the Participant shall have, with respect to Restricted Units, all of the rights of a unitholder of the Company holding the class or series of Common Units that is the subject of the Restricted Unit Award, including, if applicable, the right to vote the Common Units and the right to receive any cash dividends. Dividends payable in Common Units and other non-cash dividends and distributions and extraordinary cash dividends shall be held subject to the vesting of the underlying Restricted Units, unless the Committee determines otherwise in the applicable Award Agreement or makes an adjustment or substitution to Restricted Units pursuant to Section 10.1 in connection with such dividend or distribution.

(c)If and when any applicable restriction period expires without a prior forfeiture of the Restricted Units, a written notice will be delivered to the Participant providing evidence of the Participant's ownership of the Common Units.

(d)Each Award of Restricted Units shall be confirmed by, and be subject to, the terms of an Award Agreement.

ARTICLE VIII

RESTRICTED DEFERRED UNITS

8.1    Nature of Award.
Restricted Deferred Units are Awards denominated in Common Units that will be settled, subject to the terms and conditions of the Restricted Deferred Units, either by delivery of Common Units to the Participant or in the Committee's sole discretion, by the payment of cash based upon the Fair Market Value of a specified number of Common Units. Restricted Deferred Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the employees and directors to whom and the time or times at which grants of Restricted Deferred Units will be awarded, the number of Common Units to be awarded to any Participant, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 8.2.
8.2    Terms and Conditions.
The Committee may, in connection with the grant of Restricted Deferred Units, condition the vesting thereof upon the Participant's continued service to, or the Participant's performance of duties for, the Company and its Subsidiaries, or upon any other basis. Each Award of Restricted Deferred Units shall be confirmed by, and be subject to, the terms of an Award Agreement. The applicable Award Agreement shall specify the consequences for the Restricted Deferred Units of the Participant's Termination of Relationship. An Award of Restricted Deferred Units shall be settled as and when the Restricted Deferred Units vest or at a later time specified by the Committee in the Award Agreement, if the Committee so permits. Restricted Deferred Units may not be sold, assigned, transferred, pledged or otherwise encumbered until they are settled, except to the extent provided in the applicable Award Agreement in the event of the Participant's death. The Award Agreement for Restricted Deferred Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Common Units or other property corresponding to the dividends payable on the Common Units (subject to Section 21.3 below).
ARTICLE IX

OTHER UNIT-BASED AWARDS

Other Awards of Common Units and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Units, including (without limitation) dividend equivalents and convertible debentures, may be granted under the Plan.

ARTICLE X

ADJUSTMENTS

10.1    Changes in Capital Structure.
In the event of an extraordinary unit dividend, unit split, reverse unit split, unit combination, or recapitalization or similar event affecting the capital structure of the Company, an extraordinary cash dividend, separation, spinoff or a reorganization (including, without limitation, an incorporation of the Company) (each, an “Adjustment Event”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to: (A) the aggregate number and kind of Common Units or other securities reserved for issuance and delivery under the Plan, (B) the number and kind of Common Units or other securities subject to outstanding Awards; (C) performance metrics and targets underlying outstanding Awards; and (D) the Option Price of outstanding Options. In the event of a merger, consolidation, acquisition of property or shares or units, share or units rights offering, liquidation, disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board shall in its discretion make such substitutions or adjustments as it deems appropriate and equitable to: (A) the aggregate number and kind of Common Units or other securities reserved for issuance and delivery under the Plan, (B) the number and kind of Common Units or other securities subject to outstanding Awards; (C) performance metrics and targets underlying outstanding Awards; and (D) the Option Price of outstanding Options. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards and the conversion of vested Awards into the right to receive payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Units receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of Vested Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Common Unit pursuant to such Corporate Transaction over the Option Price of such Option shall conclusively be deemed valid); and (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Common Units subject to outstanding Awards.
10.2    Special Rules.
The following rules shall apply in connection with Section 10.1 above:
(a)No adjustment shall be made for cash dividends (except as described in Section 10.1) or the issuance to unitholders of rights to subscribe for additional Units or other securities (except in connection with a Corporate Transaction); and
(b)Any adjustments referred to in Section 10.1 shall be made by the Committee or the Board in its discretion and shall, absent manifest error, be conclusive and binding on all Persons holding any Awards granted under the Plan.
10.3    Right to Include Options upon a Realization Event.
Upon a Realization Event, the Company may, but is not obligated to, purchase each outstanding Vested Option and unvested Option for a per share amount equal to (i) the amount per share received in respect of the Common Units sold in such transaction constituting the Realization Event, less (ii) the Option Price thereof. In the event the amount in (i) would not exceed the amount in (ii), Options may be cancelled for no payment. The provisions of this paragraph shall not be construed, however, to limit or reduce any rights of the Company or the Participant under the Management Investor Rights Agreement.
ARTICLE XI

RESTRICTIONS ON AWARDS

11.1    Compliance With Securities Laws.
No Awards shall be granted under the Plan, and no Common Units shall be issued and delivered pursuant to Awards granted under the Plan, unless and until the Company and/or the Participant shall have complied with all applicable Federal, state or foreign registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

The Committee in its discretion may, as a condition to the delivery of any Common Units pursuant to any Award granted under the Plan, require the applicable Participant (i) to represent in writing that the Common Units received pursuant to such Award are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed reasonably appropriate by the Committee. Written evidence representing Common Units acquired under the Plan that have not been registered under the Securities Act shall, if required by the Committee, bear such legends as may be required by the Management Investor Rights Agreement and the applicable Award Agreement.
11.2    Nonassignability of Awards.
No Award granted under this Plan shall be assignable or otherwise transferable by the Participant, except by designation of a beneficiary, by will or by the laws of descent and distribution. An Award may be exercised during the lifetime of the Participant only by the Participant, unless the Participant becomes subject to a Disability. If a Participant dies or becomes subject to a Disability, his Options shall thereafter be exercisable, during the period specified in the applicable Award Agreement (as the case may be), by his designated beneficiary or if no beneficiary has been designated in writing, by his executors or administrators to the full extent (but only to such extent) to which such Options were exercisable by the Participant at the time of (and after giving effect to any vesting that may occur in connection with) his death or Disability.
Before granting any Awards or issuing any Common Units under the Plan to any person who is not already a party to the Management Investor Rights Agreement, the Company shall obtain an executed Adoption Agreement from such person (provided that the Management Investor Rights Agreement has not been terminated prior to such date).
11.3    No Right to an Award or Grant.
Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give an employee, director or consultant any right to be granted an Option to purchase Common Units, receive an Award under the Plan except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth in the Award Agreement. The Plan will be unfunded. The Company will not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.
11.4    No Evidence of Employment or Service.
Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to the continuation of his employment by or service with the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary, in its sole discretion (subject to the terms of any separate agreement to the contrary), at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.
11.5    No Restriction of Corporate Action.
Nothing contained in the Plan or in any Award Agreement will be construed to prevent the Company or any Subsidiary or Affiliate of the Company from taking any corporate action which is deemed by the Company or by its Subsidiaries and Affiliates to be appropriate or in its best interest, whether such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant or beneficiary of a Participant will have any claim against the Company or any Affiliate as a result of any corporate action.
ARTICLE XII

TERM AND TERMINATION OF THE PLAN

This Plan shall become effective on the Effective Date and shall terminate on the Termination Date. No Awards may be granted after the Termination Date. The Plan may be terminated prior to the Termination Date (and, accordingly, the Termination Date will be amended) by the Board or by the Committee with prior approval of the Board. Any Award outstanding as of the Termination Date shall remain in effect and the terms of the Plan will apply until such Award terminates as provided in the Plan or the applicable Award Agreement.

ARTICLE XIII

AMENDMENT OF PLAN

The Plan may be modified or amended in any respect, and at any time or from time to time, by the Board or by the Committee with the prior approval of the Board. Notwithstanding the foregoing, the Plan may not be modified or amended as it pertains to any existing Award Agreement without the consent of an applicable Participant where such modification or amendment would materially impair the rights of such Participant. In addition, no such amendment shall be made without the approval of the Company's unitholders to the extent such approval is required by applicable law or regulation or the listing standards of the securities exchange, which is, at the applicable time, the principal market for the Common Units.
ARTICLE XIV

CAPTIONS

The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.
ARTICLE XV

WITHHOLDING TAXES

Upon any exercise or payment of any Award, the Company shall have the right at its option and in its sole discretion to (i) require the Participant to pay or provide for payment of the amount of any taxes which the Company or any Subsidiary may be required to withhold with respect to such exercise or payment; (ii) deduct from any amount payable to the Participant in cash or securities in respect of the Award the amount of any taxes which the Company may be required to withhold with respect to such exercise or payment; or (iii) reduce the number of Common Units to be delivered to the Participant in connection with such exercise or payment by the appropriate number of Common Units, valued at their then Fair Market Value, to satisfy the minimum withholding obligation. In no event will the value of Common Units withheld under clause (iii) above exceed the minimum amount of required withholding under applicable law.
ARTICLE XVI

SECTION 83(b) ELECTION

To the extent permitted by the Board or Committee, each Participant of a Unit Award or Restricted Unit Award may, but is not obligated to, make an election under Section 83(b) of the Code to be taxed currently with respect to any Award issued under Article VI of this Plan. The election permitted under this Article XVI shall comply in all respects with and shall be made within the period of time prescribed under Section 83(b) of the Code. Each Participant shall prepare such forms as are required to make an election under Section 83(b) of the Code. The Company shall have no liability to any grantee who fails to make a permitted Section 83(b) election in a timely manner.
ARTICLE XVII

CODE SECTION 409A COMPLIANCE

If any distribution or settlement of an Award pursuant to the terms of this Plan or an Award Agreement would subject a Participant to tax under Section 409A of the Code, the Company shall modify the Plan or applicable Award Agreement in the least restrictive manner necessary in order to comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and, in each case, without any material diminution in the value of the payments to an affected Participant.

ARTICLE XVIII

SECTION 16 COMPLIANCE

In the event that the Company becomes subject to Section 16 of the Exchange Act, it is intended that the Plan and any Award made to a Participant subject to Section 16 of the Exchange Act will meet all of the requirements of Rule 16b-3. Accordingly, unless otherwise provided by the Committee, if any provisions of the Plan or any Award would disqualify the Plan or the Award, or would otherwise not comply with Rule 16b-3, such provision or Award will be construed or deemed amended to conform to Rule 16b-3.
ARTICLE XIX

OTHER PROVISIONS

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.
ARTICLE XX

NUMBER AND GENDER

With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice versa, as the context requires.
ARTICLE XXI

MISCELLANEOUS

21.1    Subsidiary Employees.
In the case of a grant of an Award to an employee of any Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer Common Units, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer Common Units to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Common Units underlying Awards that are forfeited or canceled should revert to the Company.
21.2    Foreign Employees and Foreign Law Considerations.
The Committee may grant Awards to individuals who are eligible to participate in the plan who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.
21.3    Limitation on Dividend Reinvestment and Dividend Equivalents.
Reinvestment of dividends in additional Restricted Units at the time of any dividend payment, and the payment of Common Units with respect to dividends to Participants holding Awards of Restricted Deferred Units, shall only be permissible if sufficient Common Units are available under Section 3.5 for such reinvestment (taking into account then outstanding Options and other Awards).

ARTICLE XXII

GOVERNING LAW

All questions concerning the construction, interpretation and validity of the Plan and the instruments evidencing the Awards granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Plan, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.
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As adopted by the Board of Managers of MOMENTIVE PERFORMANCE MATERIALS HOLDINGS LLC on February 23, 2011 and amended by the Executive Committee and the Compensation Committee of the Board of Managers on March 4, 2013.